SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

September 13, 2012

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)                                  (1)                                  On September 13, 2012, Cimarex’s Board of Directors promoted Stephen P. Bell (formerly Sr. Vice President) to Executive Vice President-Business Development.  Also on September 13, 2012, Cimarex’s Board of Directors appointed John Lambuth Vice President-Exploration.

(2)                                  In satisfaction of the disclosures required with respect to Mr. Bell by Items 401(b), (d) (e) and Item 404(a) of Regulation S-K, the information provided in Item 4A of Cimarex’s Annual Report on Form 10-K for year ended December 31, 2011, entitled “Executive Officers,” filed with the Securities and Exchange Commission on February 22, 2012, is incorporated herein by reference.

In satisfaction of the disclosures required with respect to Mr. Lambuth by Items 401(b), (d) (e) and Item 404(a) of Regulation S-K:

JOHN LAMBUTH, age 50, was named Vice President-Exploration effective September 13, 2012.  Mr. Lambuth has been Chief Geophysicist and manager of Geoscience Services since he joined Cimarex in April 2004.  Mr. Lambuth has no family relationship with any director or executive officer of Cimarex, and there are no relationships or related transactions between Mr.  Lambuth and Cimarex that would be required to be reported.

(e)                                  Effective September 13, 2012, in connection with the officer appointments described in 5.02(c) above, the Board of Directors approved the following base salary increases:

	Current Salary	New Salary

Stephen Bell	$385,000	$420,000
John Lambuth	$310,000	$360,000

Effective September 13, 2012, in connection with Mr. Lambuth’s officer appointment described in 5.02(c) above, the Compensation and Governance Committee of the Board of Directors granted to Mr. Lambuth a performance award of 24,000 shares of restricted stock under Cimarex’s 2011 Equity Incentive Plan.  The shares are subject to three-year vesting and the satisfaction of certain performance requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: September 18, 2012	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President and General Counsel